Exhibit 10

SERIES P 9% CONVERTIBLE PREFERRED STOCK
EXCHANGE AGREEMENT

Between

Fonix Corporation,

as Issuer,

And

Sovereign Partners LP,

And

McCormack Avenue, Ltd.,

as Purchasers.

_________

Dated as of September 30, 2008

______________________________

THIS SERIES P 9% CONVERTIBLE PREFERRED STOCK EXCHANGE AGREEMENT, dated as of September 30, 2008 (this “Agreement”), is entered into between Fonix Corporation, a Delaware corporation (the “Company”) as Issuer, and Sovereign Partners LP (“Sovereign”) and McCormack Avenue, Ltd. (“McCormack”), as Purchasers.  The Company, Sovereign, and McCormack may each be referred to herein as a "Party" and collectively as the "Parties."

Recitals

A.           Between March 2006 and the date of this Agreement, the Parties entered into various transactions whereby the Company issued certain of its debt or convertible equity securities to some or all of the Purchasers.

B.           The Purchasers desire to convert the debt and convertible equity obligations set forth on Appendix A hereto and exchange such obligations (the “Exchanged Obligations”) for shares of the Company’s Series P 9% Convertible Preferred Stock (the “Series P Preferred Stock”).

C.           The Parties intend that the exchange of the Exchanged Obligations for the shares of the Series P Preferred Stock constitute a private exchange of the Exchanged Obligations for the shares of the Series P Preferred Stock, and no additional compensation or other consideration will be paid or required.

D.           Sovereign, McCormack, and the Company now desire to set forth their agreement with respect to the rights, duties, and obligations of Sovereign, McCormack, and the Company with respect to the Series P Preferred Stock.

Agreement

IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1.
CERTAIN DEFINITIONS

Section 1.        Certain Definitions.  As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Business Day” means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government actions to close.

“Certificate of Designation” shall mean that document setting forth the respective rights, preferences and privileges of the Preferred Stock as set forth in Appendix B.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Class A common stock, par value $.0001 per share.

“Company” shall have the meaning set forth in the recitals hereto.

“Conversion Price” shall have the meaning set forth in the Certificate of Designation.

“Conversion Ratio” shall have the meaning set forth in the Certificate of Designation.

“Disclosure Materials” means, collectively, the SEC Documents and the Schedules to this Agreement and all other information furnished by or on behalf of the Company relating to or concerning the Company and provided to Sovereign, McCormack, or their agents and counsel in connection with the transactions contemplated by this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall mean the then-current holder of the Shares.

“Initial Reserve” shall have the meaning set forth in Section 3.1(d).

“Intellectual Property Rights” shall have the meaning set forth in Section 3.1(q).

“Issuance Date” shall mean the date on which Sovereign or McCormack under this Agreement received shares of the Preferred Stock, regardless of the number of certificates which may be issued to evidence any particular Share.

“Legal Opinion” means the legal opinion letter of Durham Jones & Pinegar, P.C., outside counsel to the Company, addressed to Sovereign and McCormack, dated the Closing Date and in form and substance acceptable to Sovereign and McCormack.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, right of first refusal, charge, security interest or encumbrance of any kind in or on such asset or the revenues or income thereon or therefrom.

“Material Adverse Effect” shall mean any event which has an adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, and which, taken as a whole adversely impairs the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document.

“Per Share Market Value” shall have the meaning set forth in the Certificate of Designation.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” shall mean the Series P 9% Preferred Stock.

“Required Approvals” shall have the meaning set forth in Section 3.1(f).

“SEC Documents” shall have the meaning set forth in Section 3.1(c).

“Securities” means, collectively, the Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series P Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Shares” means the shares of Series P Preferred Stock, subject to the terms and conditions as filed by the Company with the State of Delaware.

“Stated Value” means $10,000 per share of Preferred Stock.

“Subsidiaries” shall have the meaning set forth in Section 3.1(a).

“Trading Day” shall have the meaning set forth in the Certificate of Designation.

“Transaction Documents” means collectively, this Agreement, the Certificate of Designation, and the Registration Rights Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and as payment of dividends thereon in accordance with the terms of the Certificate of Designation.

ARTICLE 2.
EXCHANGE OF OBLIGATIONS FOR SHARES OF PREFERRED STOCK

Section 2.1       Exchange of Shares; Closing.

(a)        Subject to the terms and conditions set forth below, the Purchasers shall tender to the Company the documentation set forth in Appendix A below, and in exchange (the “Exchange”), the Purchasers shall receive that number of shares of Series P Preferred Stock set forth in Appendix A below.  The Shares issued pursuant to this Agreement shall have the respective rights, preferences and privileges set forth in Appendix B (the “Certificate of Designation”).

(b)        The closing of the Exchange of the Shares (the “Closing”) shall take place at the offices of Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.  The date of the Closing for each Purchaser shall be the date on which such Purchaser tenders to the Company the documentation set forth in Appendix A below and receives in return the shares of Series P Preferred Stock pursuant to this Agreement, and is hereinafter referred to as the “Closing Date.”

(c)        At the Closing the parties shall deliver the following:

(i)	The Company shall deliver or cause to be delivered:

(A)
Stock certificates representing the number of Shares of Series P Preferred Stock as set forth below in Appendix A, registered according to instructions to be provided by the Purchasers at or before the Closing.

(ii)	Each Purchaser shall deliver or cause to be delivered:

(A)	The documentation (i.e. original promissory note, debenture, preferred stock certificate, or other documentation) as set forth in Appendix A below.

(iii)	Each party hereto shall deliver or cause to be delivered all other executed instruments, agreements and certificates as are required to be delivered by or on their behalf at the Closing.

Section 2.2       Dividends. The Company, Sovereign, and McCormack expressly agree and acknowledge that dividends on the Shares of Series P Preferred Stock shall begin to accrue on September 30, 2008, payable pursuant to the terms of the Certificate of Designation attached hereto as Appendix B, and that there are no other dividends previously accrued or unpaid.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

(a)        Organization and Qualification.  The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company has no subsidiaries other than as set forth in Schedule 3.1(a) (collectively, the “Subsidiaries”).  Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, adversely affect the legality, validity or enforceability of the Shares or any Transaction Document.

(b)        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations thereunder.  The execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company.  Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, each Transaction Document shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, bylaws or other charter documents.

(c)        Capitalization.  The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(c).  No shares of Common Stock are entitled to preemptive or similar rights.  Except as specifically disclosed in Schedule 3.1(c), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the Exchange of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock.  To the knowledge of the Company, except as specifically disclosed in the SEC Documents or Schedule 3.1(c), no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

(d)        Issuance of Securities.  The Shares are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all Liens.

(e)        No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), (ii) subject to obtaining the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect.  The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually and in the aggregate, could not have or result in a Material Adverse Effect.

(f)         Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, and (ii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate, have or result in a Material Adverse Effect (the “Required Approvals”).

(g)        Litigation; Proceedings.  Except as specifically disclosed in the Disclosure Materials, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

(h)        No Default or Violation.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (or has received notice of a claim that it is in default under or that it is in violation of) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, have or result in a Material Adverse Effect or, except in the case of clause (i) above, as has not been waived pursuant to an effective waiver.

(i)         Private Offering.  Assuming the accuracy of the representations and warranties of Sovereign and McCormack contained in Sections 3.3 and 3.4, the offering, issuance or sale of the Securities as contemplated hereunder are exempt from the registration requirements of the Securities Act.

(j)         Certain Fees.  No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, placement agent, or bank with respect to the transactions contemplated hereby.  Sovereign and McCormack shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby.  The Company shall indemnify and hold harmless Purchaser, its respective employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

(k)        SEC Documents; Financial Statements; No Adverse Change.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations, retained earnings and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.  Since the date of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, as amended to the date hereof, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) there has been no material change in the Company’s accounting principles, practices or methods and (c) the Company has conducted its business only in the ordinary course of such business.  The Company last filed audited financial statements with the Commission in connection with its fiscal year ended on December 31, 2007, and has not received any comments from the Commission in respect thereof.

(l)         Seniority.  Except for the Company’s Series A Preferred Stock and Series H Preferred Stock, no class of equity securities of the Company is senior to the Shares in right of payment, whether with respect to dividends or upon liquidation, dissolution or otherwise.

(m)       Reserved.

(n)        Investment Company.  The Company is not, and is not an “Affiliate person” of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)        Listing and Maintenance Requirements Compliance.  Other than as previously disclosed in writing to Sovereign and McCormack, the Company has not in the two years prior to the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it is or has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility.  The Company has provided to Sovereign and McCormack true and complete copies of all such notices contemplated by this Section.

(p)        Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights.  The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim.  To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

(q)        Disclosure.  All information relating to or concerning the Company set forth in the Transaction Documents or the Disclosure Materials (other than the SEC Documents) is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  The Company confirms that it has not provided to Sovereign, McCormack, or any of their representatives, agents or counsel any information that constitutes or might constitute material nonpublic information.  The Company understands and confirms that Sovereign and McCormack shall be relying on the foregoing representation in effecting transactions in securities of the Company.

Section 3.2       Reserved.

Section 3.3       Representations and Warranties of Sovereign.  Sovereign hereby represents and warrants to the Company as follows:

(a)        Organization; Authority.  Sovereign is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder.  The acquisition of the Securities to be acquired hereunder and the payment of the purchase price therefor by Sovereign have been duly authorized by all necessary action on the part of Sovereign.  This Agreement has been duly executed by Sovereign and, when delivered by Sovereign in accordance with the terms hereof, shall constitute the valid and legally binding obligation of Sovereign, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b)        Investment Intent.  Sovereign is acquiring the Securities to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to Sovereign’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(c)        Investor Status.  At the time Sovereign was offered the Securities to be acquired hereunder by Sovereign, it was, at the date hereof, it is, and at the Closing Date, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)        Experience of Sovereign.  Sovereign, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e)        Ability of Sovereign to Bear Risk of Investment.  Sovereign acknowledges that an investment in the Securities is speculative and involves a high degree of risk.  Sovereign is able to bear the economic risk of an investment in the Securities to be acquired hereunder by Sovereign, and, at the present time, is able to afford a complete loss of such investment.

(f)         Access to Public Information.  Sovereign acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to public information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional public information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.  Neither such inquiries nor any other investigation conducted by or on behalf of Sovereign or its representatives, agents or counsel shall modify, amend or affect Sovereign’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(g)        Reliance.  Sovereign understands and acknowledges that (i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Sovereign hereby consents to such reliance.

The Company acknowledges and agrees that Sovereign makes no representations or warranties with respect to transactions contemplated hereby other than those specifically set forth in this Section 3.3.

Section 3.4       Representations and Warranties of McCormack.  McCormack hereby represents and warrants to the Company as follows:

(a)        Organization; Authority.  McCormack is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder.  The acquisition of the Securities to be acquired hereunder and the payment of the purchase price therefor by McCormack have been duly authorized by all necessary action on the part of McCormack.  This Agreement has been duly executed by McCormack and, when delivered by McCormack in accordance with the terms hereof, shall constitute the valid and legally binding obligation of McCormack, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b)        Investment Intent.  McCormack is acquiring the Securities to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to McCormack’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(c)        Investor Status.  At the time McCormack was offered the Securities to be acquired hereunder by McCormack, it was, at the date hereof, it is, and at the Closing Date, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)        Experience of McCormack.  McCormack, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e)          Ability of McCormack to Bear Risk of Investment.  McCormack acknowledges that an investment in the Securities is speculative and involves a high degree of risk.  McCormack is able to bear the economic risk of an investment in the Securities to be acquired hereunder by McCormack, and, at the present time, is able to afford a complete loss of such investment.

(f)         Access to Public Information.  McCormack acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to public information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional public information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.  Neither such inquiries nor any other investigation conducted by or on behalf of McCormack or its representatives, agents or counsel shall modify, amend or affect McCormack’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(h)        Reliance.  McCormack understands and acknowledges that (i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and McCormack hereby consents to such reliance.

The Company acknowledges and agrees that McCormack makes no representations or warranties with respect to transactions contemplated hereby other than those specifically set forth in this Section 3.4.

Section 3.5       Other Agreements of the Parties

(a)        Transfer Restrictions.

(I)
The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof.  In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register (a) any transfer of Securities by Sovereign or McCormack to an Affiliate of Sovereign or McCormack, or any transfers among any such Affiliates, and (b) any transfer by Sovereign or McCormack to any investment entity under common management with Sovereign or McCormack, provided in each case of clauses (a) and (b) the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Any such transferee shall have the rights of Sovereign and McCormack under this Agreement.

(II)
Sovereign and McCormack agree to the imprinting, so long as is required by this Section 3.2, of the following legend (or such substantially similar legend as is acceptable to Sovereign and McCormack and its counsel, the parties agreeing that any unacceptable legended Securities shall be replaced promptly by and at the Company’s cost) on the Securities:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

[ONLY FOR UNDERLYING SHARES TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT AT THE TIME OF CONVERSION, ISSUANCE OR EXERCISE] THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(III)	Reserved.

(iv)
The Underlying Shares shall not contain any legend other than as set forth above. The Company agrees that it will provide Sovereign and McCormack, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 3.2.

(b)       Acknowledgment of Dilution.  The Company acknowledges that the issuance of Underlying Shares upon conversion of the Shares and as payment of dividends thereon may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligation to issue Underlying Shares in accordance with the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

(c)       Furnishing of Information.  As long as any of the Purchasers owns the Securities, the Company covenants to file in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  If at any time prior to the date on which a Purchaser may resell all of its Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent for the benefit of and enforceable by a Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to Each Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section.  Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

(d)        Use of Disclosure Materials.  The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 3.1, and any amendments and supplements thereto, by Each Purchaser in connection with resales of the Securities other than pursuant to an effective registration statement.

(e)        Integration.  The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Securities to Sovereign and McCormack.

(f)         Notice of Breaches.  The Company and each of the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing Date.  However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.  Notwithstanding the generality of the foregoing, the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to each Purchaser a copy of any written statement in support of or relating to such claim or notice.

(g)        Conversion Procedures.  Exhibit "A" to the Certificate of Designation sets forth all procedures, required information and instructions that are required to be followed in order to permit holders of Shares to smoothly and expeditiously exercise their rights to convert Shares, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent to effect the delivery of Underlying Shares in compliance with the terms hereof and of the Certificate of Designation.

(h)        Conversion and Exercise Obligations of the Company.  The Company shall honor conversions of the Shares and shall deliver Underlying Shares upon such conversions and exercises in accordance with the respective terms and conditions and time periods set forth in the Certificate of Designation.

Section 3.6       Transfer of Intellectual Property Rights.  Except in the ordinary course of the Company’s business consistent with past practice or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire) while any shares of the Preferred Stock remain outstanding.

Section 3.7       Certain Conversion Restrictions.  In no event (except (i) if the Company is in default of any of its obligations hereunder or any of the Transaction Documents, as defined in Section 7 of the Certificate of Designation, or (ii) except as otherwise set forth in the Certificate of Designation) shall any Holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than the shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise provided in clause (1) of the preceding sentence.   To the extent that the limitation contained in this paragraph applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   Nothing contained in this paragraph shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this paragraph.  The provisions of this paragraph may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 65th day (or later, if stated in the notice of waiver).  Other Holders shall be unaffected by any such waiver.

Section 3.8       Covenants of the Company.  Subject to (i) the completeness and accuracy of all representations and warranties made by each of the Purchasers in connection with this Agreement; and (ii) any material change in the law relating to the sale of restricted securities, the Company covenants that it will cause its counsel to issue appropriate opinions to each Purchaser under Rule 144(d) relating to such Purchaser’s holding period of the Shares of Preferred Stock, upon request by such Purchaser.

ARTICLE 4.

MISCELLANEOUS

Section 4.1       Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.  Each Purchaser shall be responsible for its own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

Section 4.2       Entire Agreement; Amendments, Exhibits and Schedules.  This Agreement, together with the Exhibits and Schedules hereto, and the Certificate of Designation contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.  The Exhibits and Schedules to this Agreement are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 4.3       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Salt Lake City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:00 p.m. (Salt Lake City time) on any date and earlier than 11:59 p.m. (Salt Lake City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Fonix Corporation
387 South 520 West, Suite 110
Lindon, Utah 84042
Facsimile No.: (801) 553-6707
Attn: Roger D. Dudley, President

With copies to:	Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Facsimile No.: (801) 415-3500
Attn: Jeffrey M. Jones, Esq.

If to Sovereign:

Fax:
Attn.: Steve Hicks

With copies to:	Southridge Capital Management, LLC
90 Grove Street
Ridgefield, CT 06877
Fax: 203.431.8301
Attn.: Henry Sargent

If to McCormack:

Fax:
Attn.: Steve Hicks

With copies to:	Southridge Capital Management, LLC
90 Grove Street
Ridgefield, CT 06877
Fax: 203.431.8301
Attn.: Henry Sargent

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 4.4       Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought, provided however that Section 4.7 and to the extent it affects such sections, this Section 4.4 may not be waived or amended without the prior written consent of any party identified therein as a third party beneficiary.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 4.5       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.6    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including any Persons to whom Sovereign or McCormack transfers Shares.  The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 4.7       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees under Section 4.6, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 4.8       Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.  Additionally, any action arising out of the interpretation of or performance under this Agreement by either party shall be brought in a court of competent jurisdiction in the State of New York.

Section 4.9       Survival.  The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the conversion of the Shares.

Section 4.10     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.11     Publicity.  The Company and each of the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law.

Section 4.12     Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.13     Remedies.  Each of the parties to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States of America or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

Section 4.14     Rights in Bankruptcy.  The holder of any shares of Series P Preferred shall be entitled to exercise its conversion privilege with respect to the Series P Preferred notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Series P Preferred.

Section 4.15     Information.  The Company will authorize its transfer agent to give information relating to the Company directly to each Purchaser or to such Purchaser’s representatives upon the request of a Purchaser or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to such Purchaser in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date.  The Company will provide each Purchaser with a copy of the authorization so given to the transfer agent.

Section 4.16     Trading in Securities.  The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Documents (but limited in each instance to the extent so specified), the Holder retains the right (but is not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws, including but not limited to Regulation M promulgated under the Securities Act of 1933, as amended.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Series P Convertible Preferred Stock Exchange Agreement to be duly executed as of the date first indicated above.

FONIX CORPORATION

By:
      Name:
                  Its:

SOVEREIGN PARTNERS, LP

By:_______________________________________
Name:____________________________________
Title:_____________________________________

MCCORMACK AVENUE LTD.

By:_______________________________________
Name:____________________________________
Title:_____________________________________

SCHEDULE 3.1(a)

SUBSIDIARIES

1.	Fonix/AcuVoice, Inc., a Utah corporation, wholly owned by Fonix

2.	Fonix/Papyrus Corporation, a Utah corporation, wholly owned by Fonix

3.	Fonix UK Ltd., a limited company organized under the laws of the United Kingdom, wholly owned by Fonix

4.	Fonix Sales, Korea Group, Ltd., a Korean entity wholly owned by Fonix

5.	LTEL Acquisition Corp., a Delaware corporation, wholly owned by Fonix

6.	LTEL Holdings Corporation, a Delaware corporation, wholly owned by LTEL Acquisition Corp.

7.	LecStar Telecom, Inc., a Georgia corporation, wholly owned by LTEL Holdings Corporation

8.	LecStar DataNet, Inc., a Georgia corporation, wholly owned by LTEL Holdings Corporation

9.	Fonix Telecom, Inc., a Delaware corporation, wholly owned by Fonix

10.	TOE Acquisition Corporation, a Delaware corporation, wholly owned by Fonix

11.	Fonix Speech, Inc., a Delaware corporation, wholly owned by Fonix

SCHEDULE 3.1(c)

CAPITALIZATION

The Company has an authorized capitalization consisting of 20,000,000,000 shares of Common Stock, par value $.0001 per share, and 50,000,000 shares of Preferred Stock, par value $.0001 per shares.  As of the September 10, 2008, the Company has issued and outstanding 13,066,684,976 shares of Common Stock.  As of September 10, 2008, 170,834 shares of Class A Common Stock were subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of the Company.  166,667 shares of Series A Preferred Stock have been issued and 166,667 shares are outstanding, which shares are convertible into 4,167 shares of Class A Common Stock.  Except as set forth above, as of the date of this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Class A Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Class A Common Stock or securities or rights convertible or exchangeable into shares of Class A Common Stock, except as disclosed herein.

APPENDIX A

PURCHASERS AND OBLIGATIONS EXCHANGED

Purchaser	Nature of Obligation Exchanged	Amount of Obligation Exchanged	Number of Series P Preferred Shares to be Issued	Documentation to be Tendered to Company (i.e. Note, Debenture, Certificate, etc.)
Sovereign Partners LP	Promissory Note, dated February 22, 2007, in the principal amount of $100,000, and interest of $16,278	$116,278	11.6278
Sovereign Partners LP	Promissory Note, dated March 13, 2007, in the principal amount of $100,000, and interest of $15,750	$115,750	11.575
McCormack Avenue, Ltd.	Promissory Note, dated January 11, 2007, in the principal amount of $50,000, and interest of $8,722	$58,722	5.8722
McCormack Avenue, Ltd.	Promissory Note, dated January 19, 2007, in the principal amount of $100,000, and interest of $17,222	$117,222	11.7222
McCormack Avenue, Ltd.	Promissory Note, dated January 26, 2007, in the principal amount of $100,000, and interest of $17,028	$117,028	11.7028
McCormack Avenue, Ltd.	Promissory Note, dated December 28, 2006, in the principal amount of $95,000, and 16,942	$111,942	11.1942
McCormack Avenue, Ltd.	Promissory Note, dated December 15, 2006, in the principal amount of $235,000, and interest of $42,701	$277,701	27.7701
McCormack Avenue, Ltd.	Note Payable, dated February, 2004, in the principal amount of $8,732,620, and interest of $1,311,105	$10,043,725	1,004.3725
McCormack Avenue, Ltd.	Series E Debenture, dated December 7, 2007, in the principal amount of $1,754,464, and interest of $291,763	$2,046,227	204.6227

APPENDIX B

CERTIFICATE OF DESIGNATION